REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of November 19, 2004, by and among TECHALT, INC., a Nevada corporation, with headquarters located at 3311 N. Kennicott Ave., Suite A, Arlington Heights, IL 60004 (the "COMPANY"), and PAUL MASANEK ("Masanek"), and SERVICES BY DESIGNWISE, LTD. ("SBD").

WHEREAS: In connection with that certain Settlement and Release Agreement of even date herewith between, among others, the Company, SBD, and Masanek (the "Settlement Agreement"), Masanek is acquiring concurrently with the execution and delivery of this Agreement (i) 4,676,650 shares of the Company's common stock and any Common Stock issued pursuant to Section 9.2 of the Settlement Agreement as hereinafter defined (the "Masanek Common Stock") and (ii) a Warrant to purchase, subject to adjustment, 750,000 shares of common stock of the Company (the common shares received upon partial or complete exercise of the Warrant, the "Masanek Warrant Shares"), and SBD is acquiring concurrently with the execution of this Agreement a Secured Convertible Promissory Note in the principal amount of $1,150,000 which is convertible, subject to adjustment, into 1,150,000 shares of common stock of the Company (the common shares received upon partial or complete conversion of the Secured Convertible Promissory Note, the "Convertible Note Shares") (the Masanek Common Stock, the Masanek Warrant Shares and the Convertible Note Shares collectively, the "Shares" or "Registrable Securities" as defined in Section 1(j)); and

WHEREAS: as a condition to the full and final settlement of, and execution of a Stipulated Order of Dismissal with Prejudice with regards to, that certain lawsuit in the Circuit Court of Cook County, Illinois, County Department, Chancery Division, No. 04 CH 14001, titled "Paul Masanek, and Services by Design, LTD, an Illinois corporation, Plaintiffs v. James Solomon, Technology Alternatives, Inc., an Illinois corporation, and Dendo Global Corp., (a/k/a) TechAlt, Inc., a Nevada corporation, Defendants, the Company has agreed, inter alia, to cause the Shares to be registered on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Masanek hereby agree as follows:

1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

(a) "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b) "Closing Date" shall mean the closing date defined in the Settlement Agreement of even date herewith between the Company and Paul Masanek, among others (the "Settlement Agreement).

(c) "Effective Date" means the date the Registration Statement or Piggy-Back Registration Statement, as the case may be, has been declared effective by the SEC.

(d) "Effectiveness Deadline" means the date which is (i) in the event that the Registration Statement is not subject to a full review by the SEC, 90 days after the Closing Date or (ii) in the event that the Registration Statement is subject to a full review by the SEC, 150 days after the Closing Date.

(e) "Filing Deadline" means 30 days after the Closing Date.

(f) "Investor" means Masanek, and (i) any transferee or assignee thereof to whom Masanek assigns his rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9, and (ii) any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9, in each instance with respect to all or a portion of the Registrable Securities.

(g) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and governmental or any department or agency thereof.

(h) "Piggy-Back Effectiveness Deadline" means the date which is (i) in the event that the Piggy-Back Registration Statement is not subject to a full review by the SEC, 90 days after the Piggy-Back Filing Deadline as defined in Section 2.2(a) or (ii) in the event that the Registration Statement is subject to a full review by the SEC, 150 days after Piggy-Back Filing Deadline.

(i) "Register," "Registered" and "Registration refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(j) "Registrable Securities" means (i) the Masanek Common Stock, (ii) the Masanek Warrant Shares issued or issuable upon exercise of the Warrants Shares, (iii) the Convertible Note Shares, and (iv) any common shares issued or issuable in accordance with the adjustment provisions of the Warrant or Secured Convertible Promissory Note.

(k) "Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities, and shall include, where applicable, a Piggy-Back Registration Statement as defined in Section 2.2(a) and the November Registration Statement referred to in Section 2.3.

(l) "Required Registration Amount" means 130% of the Registrable Securities issued or issuable as of the Business Day immediately preceding the applicable date of determination, subject to adjustment as provided in Section 2(d).

(m) "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

(n) "SEC" means the United States Securities and Exchange Commission.

2. Registration - Mandatory and Piggy-Back

2.1 Mandatory Registration Requirement.

(a) Mandatory Registration. Unless already prepared by the Company and filed with the SEC on or before the date of this agreement, the Company shall prepare, and, as soon as practicable but in no event later than the Filing Deadline, file with the SEC the Registration Statement on Form SB-2 covering the resale of all of the Registrable Securities. In the event that Form SB-2 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2.1(c); provided that the Company represents and warrants that it is currently eligible to register the Registrable Securities on Form SB-2 and knows of no reason why it will not be eligible to so register the Registrable Securities on Form SB-2 on or before the Filing Deadline and on or before the Effectiveness Deadline. The Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount as of the date the Registration Statement is initially filed with the SEC. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline.

(b) Legal Counsel. Subject to Section 5 hereof, Masanek shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2.1, which shall be Piccione, Keeley & Associates, Ltd. or such other counsel as is thereafter designated in writing *by* Masanek prior to the initiation of such other legal counsel's review and oversight of any registration ("LEGAL COUNSEL"). The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

(c) Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company

shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Masanek and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(d) Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2.1(a) *or 2.2(a)* is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount, but as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than thirty (30) days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount by (ii) 0.95. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Secured Convertible Promissory Note or the exercise of the Warrant, and such calculation shall assume that the Secured Convertible Promissory Note and the Warrant are then convertible or exercisable into shares of Common Stock and assuming the maximum number of Convertible Note Shares and Masanek Warrant Shares, as the case may be, will be issued at the then prevailing conversion price, as adjusted, provided for in the Secured Convertible Promissory Note and the exercise price, as adjusted, provided for in the Warrant.

(e) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the respective Filing Deadline (a "FILING FAILURE") or (B) not declared effective by the SEC on or before the respective Effectiveness Deadline (an "EFFECTIVENESS FAILURE") or (ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a "MAINTENANCE FAILURE"), then, as partial relief for the damages to Masanek or any other investor by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy

shall not be exclusive of any other remedies available at law or in equity), the Company shall pay, pro rata, to each such holder of Registrable Securities relating to such Registration Statement an amount in cash equal to 1.5% of the amount calculated as $.50 multiplied by the number of shares of Masanek Common Stock registered or to be registered pursuant to such Registration Statement, on each of the following dates: (i) the day of a Filing Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Filing Failure is cured; (ii) the day of an Effectiveness Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Effectiveness Failure is cured; (iii) the initial day of a Maintenance Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2.1(e) are referred to herein as "REGISTRATION DELAY PAYMENTS." Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

2.2 Piggy-Back Registration.

(a) <u>Notification and Piggy-Back Registration.</u> If at the date of this agreement, or if at any time prior to the effectiveness of the Registration Statement filed pursuant to Section 2.1, or if at any time when the Registration Statement for the Registrable Securities is not effective, the Company shall have filed or shall file, as the case may be, a registration statement (other than a registration statement on Form S-4, Form S-8, or any other registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), with the Commission (the "Piggy-Back Registration Statement"), the Company shall, (i) with respect to a Piggy-Back Registration Statement filed by the Company prior to the date of this Agreement, give notice of such Piggy-Back Registration Statement to each Investor within three (3) Business Days of this Agreement (the "Prior Piggy-Back Notice Deadline"), and (ii) with respect to any other Piggy-Back Registration Statement give at least 30 days prior written notice of the filing of such Piggy-Back Registration Statement (the "Subsequent Piggy-Back Notice Deadline"). If requested by an Investor in writing within 20 days after receipt of any such notice (the "Piggy-Back Filing Deadline"), the Company shall, at the Company's sole expense, including up to $10,000 of the cost of one counsel for all Investors, (other than underwriting discounts, if any, payable in respect of the Registrable Securities sold by an Investor), register all or, at an Investor's option, any portion of the Registrable Securities concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities. In the event that a Piggy-Back Registration Statement is filed by the Company to register the securities of one or more Persons other than or in addition to the securities of the Company, the obligations of the Company with respect to the registration of Registrable

Securities pursuant to this Section 2.2 shall be as provided in this Agreement and, in any event, no less than the obligations of the Company to the Persons on whose behalf the Company filed the registration statement giving rise to the piggy-back registration requirements contained herein. This Section 2.2(a) shall not apply to the registration statement on Form SB-2 filed by the Company on November 15, 2004 to register the Registrable Shares, among other shares of Common Stock of the Company (the "November Registration Statement").

b) Effect of Failure to Give Notice; Failure to Include Registrable Securities and Failure to Obtain and Maintain Effectiveness of Piggy-Back Registration Statement. If (i) the Company fails to give notice of a Piggy-Back Registration Statement on or before the Prior Piggy-Back Notice Deadline or the Subsequent Piggy-Back Notice Deadline, as the case may be (a "PRIOR NOTICE FAILURE" or "SUBSEQUENT NOTICE FAILURE"); or (ii) the Company fails to include Registrable Securities in a Piggy-Back Registration Statement on or before the Piggy-Back Amendment Date (a "PIGGY-BACK AMENDMENT FAILURE"); or (iii) a Piggy-Back Registration Statement which includes Registrable Securities is not declared effective by the SEC on or before Piggy-Back Effectiveness Deadline defined in Section 1 (a "PIGGY-BACK EFFECTIVENESS FAILURE"); or (iv) on any day after the Effective Date for a Piggy-Back Registration Statement sales of all of the Registrable Securities required to be included on such Piggy-Back Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Piggy-Back Registration Statement (including, without limitation, because of a failure to keep such Piggy-Back Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Piggy-Back Registration Statement or to register a sufficient number of shares of Common Stock) (a "PIGGY-BACK MAINTENANCE FAILURE"), then, as partial relief for the damages to Masanek or any other investor by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay, pro rata, to each such holder of Registrable Securities relating to such Piggy-Back Registration Statement an amount in cash equal to 1.5% of the amount calculated as $.50 multiplied by the number of shares of Masanek Common Stock registered or to be registered pursuant to such Piggy-Back Registration Statement, on each of the following dates: (i) the day of a Prior Notice Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Prior Filing Failure is cured; (ii) the day of a Subsequent Notice Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Subsequent Notice Failure is cured; (iii) the day of a Piggy-Back Amendment Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Piggy-Back Amendment Failure is cured; (iv) the initial day of a Piggy-Back Effectiveness Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Piggy-Back Effectiveness Failure is cured; and (v) the initial day of a Piggy-Back Maintenance Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Piggy-Back Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2.2(b) are referred to herein as "PIGGY-

BACK REGISTRATION DELAY PAYMENTS." Piggy-Back Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Piggy-Back Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Piggy-Back Registration Delay Payments is cured. In the event the Company fails to make Piggy-Back Registration Delay Payments in a timely manner, such Piggy-Back Registration Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

2.3 Failure to Obtain and Maintain Effectiveness of November Registration Statement. If (i) the November Registration Statement is not declared effective by the SEC with respect to the Registrable Securities on or before 90 days from November 15, 2004 if the November Registration Statement is not subject to full review by the SEC, or 150 days after November 15, 2004 if the November Registration Statement is subject to full review by the SEC (a "NOVEMBER REGISTRATION EFFECTIVENESS FAILURE"), or (ii) on any day after the November Registration Statement is declared effective by the SEC with respect to the Registrable Securities sales of all of the Registrable Securities included on the November Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to the November Registration Statement (including, without limitation, because of a failure to keep the November Registration Statement effective, or to disclose such information as is necessary for sales to be made pursuant to the November Registration Statement (a "NOVEMBER REGISTRATION MAINTENANCE FAILURE"), then, as partial relief for the damages to Masanek or any other investor by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay, pro rata, to each such holder of Registrable Securities relating to the November Registration Statement an amount in cash equal to 1.5% of the amount calculated as $.50 multiplied by the number of shares of Masanek Common Stock registered or to be registered pursuant to the November Registration Statement, on each of the following dates: (i) the day of a November Registration Effectiveness Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such November Registration Effectiveness Failure is cured; (iii) the initial day of a November Registration Maintenance Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such November Registration Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2.2(c) are referred to herein as "NOVEMBER REGISTRATION DELAY PAYMENTS." November Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such November Registration Delay Payments are incurred or (II) the third Business Day after the event or failure giving rise to the November Registration Delay Payments is cured. In the event the Company fails to make November Registration Delay Payments in a timely manner, such November Registration Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

3. Related Obligations

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2.1(a) or register the Registrable Securities pursuant to Section 2.2, the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (but in no event later than the applicable Filing Deadline) and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which Masanek and any other Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the 1933 Act or (ii) the date on which Masanek and any other Investors shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The term "best efforts" shall mean, among other things, that the Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, and the approval of Legal Counsel pursuant to Section 3(c), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

(b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K or 10-KSB, as applicable, Form 10-Q or 10-QSB, as applicable, or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the Company shall have

incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(c) The Company shall (A) permit Legal Counsel to review and comment upon the Registration Statement at least five (5) Business Days prior to its filing with the SEC, unless such Registration Statement has been filed prior to the date of this Agreement and (ii) all amendments and supplements to all Registration Statements (except for reports incorporated by reference therein) within a reasonable number of days prior to their filing with the SEC, and (B) shall not unreasonably reject any comment from Legal Counsel to any such Registration Statement or amendment or supplement thereto. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

(d) The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(e) The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take

such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and each Investor in writing, including via facsimile or e-mail followed by overnight courier, of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing, including via facsimile or e-mail followed by overnight courier, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(g) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) For the purposes of establishing a due diligence defense, at the reasonable request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(i) The Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the "INSPECTORS"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector in order to enable it to exercise its due diligence responsibility, and cause the Company's officers, directors, employees, counsel and the Company's independent certified public accountants to supply all information which any Inspector may reasonably request for the purpose of such due diligence; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this

Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market, or (iii) if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure the inclusion for quotation on The Nasdaq SmallCap Market for such Registrable Securities and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

(l) The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

(m) If requested by an Investor, the Company shall within five days of receipt of notice from such Investor (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(n) The Company shall use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(o) The Company shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

(p) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(q) Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(r) Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "GRACE PERIOD"); provided, that the Company shall promptly (i) notify Masanek and any other Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify Masanek and any other Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed 10 consecutive days and during any 365 day period such Grace Periods shall not exceed an aggregate of 20 days and the first day of any Grace Period must be at least 2 trading days after the last day of any prior Grace Period (an "ALLOWABLE GRACE PERIOD"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the later of the date the holders receive the notice referred to in clause (ii) and the date referred to in such notice. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee, assignee or pledgee of Masanek or any other Investor in accordance with the terms of the Secured Convertible Promissory Note, Warrant, the Settlement Agreement and the Merger Agreement, in connection with any sale, transfer, assignment or pledge of Registrable Securities with respect to which Masanek or any

other Investor has entered into a contract for sale, transfer, assignment or pledge and, as applicable, delivered a copy of the prospectus included as part of the applicable Registration Statement, prior to Masanek's or any other Investor's receipt of the notice of a Grace Period and for which Masanek or any other Investor has not yet settled.

4. Obligations of Masanek and any other Investors

(a) At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor, including Masanek, in writing of the information the Company requires from each such Investor, including Masanek for inclusion in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of Masanek or any other Investor, that Masanek shall furnish the Company such information regarding himself (and each such other Investor shall furnish the Company such information regarding such Investor), the Registrable Securities held by Masanek and each such Investor and the intended method of disposition of the Registrable Securities held by Masanek and each such Investor, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Masanek, and any other Investor, by their respective acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

(c) Masanek, and any other Investor, each agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), Masanek, and each such other Investor, will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until Masanek's, and each such other Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee, assignee or pledgee of Masanek or any other Investor in accordance with the terms of the Secured Convertible Promissory Note, Warrant, the Settlement Agreement and the Merger Agreement, in connection with any sale, transfer, assignment or pledge of Registrable Securities with respect to which Masanek or any other Investor has entered into a contract for sale, transfer, assignment or pledge and, as applicable, delivered a copy of the prospectus included as part of the applicable Registration Statement, prior to Masanek's the Investor's receipt of

a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which Masanek or any other Investor has not yet settled.

5. Expenses of Registration

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse Masanek for the fees and disbursements of Legal Counsel incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $10,000.

6. Indemnification

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend Masanek and any other Investors, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or

alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to Section 6(c) of this Agreement, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the 1933 Act and such correct prospectus was timely made available pursuant to Section 3(d); (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(b) In connection with any Registration Statement in which an Investor is participating, each Investor, agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the

extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by Masanek. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any

settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such
indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no person involved in the sale of Registrable Securities which person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8. Reports under the 1934 Act

Until the date on which (A) Investors shall have sold all the Masanek Common Stock, Masanek Warrant Shares and the Convertible Note Shares, (B) the Warrant has expired or has been fully-exercised and (C) the Secured Convertible Promissory Note has

been fully-paid or entirely converted to common stock in accordance with its terms, with a view to making available to Investors, the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; and (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event the rights under this Agreement are assigned, the Investor shall notify the Company within twenty (20) days of said assignment.

10. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Masanek. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent

that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all Investors.

11. Miscellaneous.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

(1) If to the Company to:

James E. Solomon
TechAlt, Inc.
3311 N. Kennicott Ave., Suite A
Arlington Heights, IL 60004
Facsimile: (847) 398-1692

with a copy to (which shall not constitute notice):

David M. Otto
The Otto Law Group, PLLC
900 Fourth Avenue, Suite 3140
Seattle, WA 98164
Facsimile: (206) 262-9513

(2) If to Masanek to:

Paul Masanek
5250 Cleveland Street
Skokie, IL 60077
Facsimile: (847) 673-3539

with a copy to (which shall not constitute notice):

Patrick C. Keeley
Piccione, Keeley & Associates, Ltd.
County Farm Professional Park
122C South County Farm Road
Wheaton, IL 60187
Facsimile: (630) 653-8029

(3) If to Legal Counsel to:

Patrick C. Keeley
Piccione, Keeley & Associates, Ltd.
County Farm Professional Park
122C South County Farm Road
Wheaton, IL 60187
Facsimile: (630) 653-8029

If to an Investor, other than Masanek, to such Investor's address and facsimile number as provided in writing to the Company and to Masanek. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. Any change of address, facsimile number or other notification information may be made in writing only and shall be effective only if noticed in accordance with the provisions of this section.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, County of Cook, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby

irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) This Agreement and the Related Agreements as defined in the Settlement Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

(f) Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) All consents and other determinations required to be made by Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Masanek.

(k) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(k) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(l) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and it not for the benefit of, nor may any provision hereof be enforced by, any other Person.

IN WITNESS WHEREOF, Masanek and the Company have caused the following signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

TECHALT, INC., a Nevada Corporation

By: ______________________________

Name: James E. Solomon
Title: President and Chief Executive Officer

MASANEK:

____

Name: Paul Masanek

SBD: SERVICES BY DESIGNWISE, LTD.

By: ______________________________

Name: Paul Masanek
Title: President

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Interwest Transfer Co, Inc
231 E 2100 S #3
Salt Lake City, UT 84115

Attention: ____

Re: DENDO GLOBAL CORP.

Ladies and Gentlemen:

We are counsel to Dendo Global Corp., a Nevada corporation (to be renamed TechAlt, Inc.) (the "COMPANY"), and have represented the Company in connection that Settlement Agreement (the "Settlement Agreement") entered into by and among the Company, Paul Masanek ("Masanek"), Services By Designwise, Ltd., James Solomon, and Technology Alternatives, Inc., an Illinois corporation , pursuant to which the Company issued to Masanek shares of the Company's common stock, par value $.001 per share (the "Common Stock"), warrants (the "Warrants") exercisable for shares of Common Stock (the "Warrant Shares"), and a Secured Convertible Promissory Note (the "Convertible Note") (as converted, the "Conversion Shares"). Pursuant to the Settlement Agreement, the Company has also entered into a Registration Rights Agreement with Masanek (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon exercise of the Warrant and the Common Stock issuable upon conversion of the Convertible Note under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 2004, the Company filed a Registration Statement on Form SB-2 (File No. 333-_____________) (the Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names Masanek and his assigns or transferees as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF

EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing opinion to you that the shares of Common Stock, Warrant Stock and Conversion Stock are freely transferable by the Masanek [any other selling shareholders] pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to Masanek [any other selling shareholders] as contemplated by the Company's Irrevocable Transfer Agent Instructions dated August __, 2004. This letter shall serve as our standing instructions to you with regard to this matter.

Very truly yours,

ISSUER'S COUNSEL

By:

CC: Paul Masanek
[each other selling shareholder]